                                                    Exhibit 99



                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                               FORM 11-K


(Mark One)

| X |  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934 [FEE REQUIRED]*.
                                   OR

|   |  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934  [NO FEE REQUIRED].
       For the transition period from ___________to ____________



Commission file number  1-8198



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

        HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN
        -----------------------------------------------------

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                    HOUSEHOLD INTERNATIONAL, INC.
                         2700 Sanders Road
                     Prospect Heights, IL 60070

* No fee is being submitted as the Form is being filed as an amendment to the Form 10-K of Household International, Inc. for its fiscal year ended December 31, 1993 (File No. 1-8198).

                  Financial Statements and Exhibits
                  ---------------------------------

                                                           Page
(a)  Financial Statements                                 Number
     --------------------                                 ------

     1.  Report of Independent
         Public Accountants . . . . . . . . . . . . . . .  4

     2.  Statements of Net Assets and Participants'
         Equity as of December 31, 1993 and 1992. . . . .  5

     3.  Statements of Changes in Net Assets and
         Participants' Equity for the Years Ended
         December 31, 1993, 1992 and 1991 . . . . . . . .  6

     4.  Notes to Financial Statements. . . . . . . . . .  7

(b)  Schedules
     ---------
     Assets Held for Investment Purposes as of
     December 31, 1993 and 1992 (Schedule I). . . . . . .  17

     Reportable Transactions for the Year Ended
     December 31, 1993 (Schedule II). . . . . . . . . . .  19

(c)  Exhibit
     -------
     24(a) Consent of Arthur Andersen & Co.
     Independent Public Accountants . . . . . . . . . .   n/a

                            SIGNATURE
                            ---------

       The Plan.  Pursuant to the requirements of the Securities
Exchange Act of 1934, the Administrative and Investment Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



          HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN



Date:  June 27, 1994              By:  /s/ David A. Schoenholz
       -------------                   -----------------------
                                       David A. Schoenholz
                                       Senior Vice President-
                                       Chief Financial Officer

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
         ----------------------------------------

To Household International, Inc.:

We have audited the accompanying statements of net assets and participants' equity of the HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN (the "Plan") as of December 31, 1993 and 1992 and the related statements of changes in net assets and participants' equity for each of the three years in the period ended
December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Administrative and Investment Committee of the Plan. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets and participants' equity of the Plan as of December 31, 1993 and 1992 and the changes in its net assets and participants' equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules I through II are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        Arthur Andersen & Co.

CHICAGO, ILLINOIS
June 27, 1994

HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN
- - - -----------------------------------------------------
STATEMENTS OF NET ASSETS AND PARTICIPANTS' EQUITY

In thousands.
- - - -----------------------------------------------------------------------
DECEMBER 31                                           1993         1992
- - - -----------------------------------------------------------------------
ASSETS
Investments:
  Corporate stocks:
    Household International, Inc. common stock  $137,182.8   $113,180.5
    Scotsman Industries, Inc. common stock           586.0        556.7
    Eljer Industries, Inc. common stock              208.8        477.4
    Schwitzer, Inc. common stock                     241.8        357.2
- - - -----------------------------------------------------------------------
  Total corporate stocks                         138,219.4    114,571.8
- - - -----------------------------------------------------------------------
  Guaranteed income contracts:
    Vanguard Fixed Income Fund                    33,018.6     30,866.7
    Principal Mutual Life Insurance               18,484.3     16,877.0
    Aetna Life Insurance                          17,007.7     15,559.2
    Pacific Mutual Capital Advisors                      -      8,489.8
- - - -----------------------------------------------------------------------
  Total guaranteed income contracts               68,510.6     71,792.7
- - - -----------------------------------------------------------------------
  Mutual Funds:
    Vanguard Windsor II Fund                      20,358.3     17,954.2
    Vanguard Wellington Fund                       6,696.9      5,248.4
    Vanguard Quantitative Portfolios               3,895.6      2,488.2
    Vanguard Extended Market Portfolio
      of Index Trust                               2,506.8      1,498.4
    Vanguard VMMR - Federal Portfolio              1,082.2        665.2
- - - -----------------------------------------------------------------------
  Total mutual funds                              34,539.8     27,854.4
- - - -----------------------------------------------------------------------
Total investments                                241,269.8    214,218.9
- - - -----------------------------------------------------------------------
Receivables:
  Loans to participants                           15,816.9     12,535.3
  Contributions                                    2,518.8      2,333.9
  Accrued dividends and interest                      99.1        100.2
- - - -----------------------------------------------------------------------
Total receivables                                 18,434.8     14,969.4
- - - -----------------------------------------------------------------------
Total assets                                     259,704.6    229,188.3
- - - -----------------------------------------------------------------------

LIABILITY -
Manufacturing participants' equity                   269.3        335.9
- - - -----------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS' EQUITY             $259,435.3   $228,852.4
=======================================================================

The accompanying notes are an integral part of these financial statements.
/TABLE

HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN
- - - -----------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS AND PARTICIPANTS' EQUITY

In thousands.
- - - --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31                              1993        1992        1991
- - - --------------------------------------------------------------------------------
ADDITIONS TO NET ASSETS
Contributions:
  Employer matching                           $ 14,480.0  $ 13,564.2  $ 11,635.3
  Employee                                      19,746.4    18,013.8    15,612.4
Interest income from investments                 5,527.4     5,651.8     4,714.0
Interest income from loans                       1,276.5     1,166.8     1,050.4
Dividend income from Household International,
  Inc. common stock                              4,494.7     4,068.4     3,916.2
Other dividend income                            2,038.0     1,223.4     1,117.5
Net realized gains on investments                4,045.8       635.0    11,593.2
Net change in unrealized appreciation
  of investments                                 8,345.9    16,782.0    27,064.2
- - - --------------------------------------------------------------------------------
Total additions to net assets                   59,954.7    61,105.4    76,703.2
- - - --------------------------------------------------------------------------------

DEDUCTIONS FROM NET ASSETS
Participant withdrawals and distributions       29,371.8    22,309.3    20,267.3
- - - --------------------------------------------------------------------------------
Increase in net assets                          30,582.9    38,796.1    56,435.9
- - - --------------------------------------------------------------------------------

NET ASSETS AND PARTICIPANTS' EQUITY AT
  BEGINNING OF YEAR                            228,852.4   190,056.3   133,620.4
- - - --------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS' EQUITY AT
  END OF YEAR                                 $259,435.3  $228,852.4  $190,056.3
================================================================================
The accompanying notes are an integral part of these financial statements.

HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN
- - - -----------------------------------------------------
NOTES TO FINANCIAL STATEMENTS

1. GENERAL DESCRIPTION OF THE PLAN

The Household International Tax Reduction Investment Plan (the "Plan"), established in 1984, is a contributory defined contribution plan for eligible employees of Household International, Inc. ("Household") and its participating subsidiaries. Subject to certain eligibility requirements, employees may contribute on a pre-tax or after-tax basis up to 15% of their compensation to the Plan through payroll deductions of which the participant is fully vested. Each participant's contribution will be matched in whole or in part by employer contributions at a rate determined by Household. The amount of the participant's contribution eligible for matching may not exceed 6% of the participant's compensation. Forfeitures are used to reduce employer matching contributions. Each participant will become fully vested in employer contributions after the earlier of five years of participation in the Plan or five years of employment. With certain exceptions, a participant's after-tax contributions may be withdrawn at any time whereas pre-tax contributions may not be withdrawn except for an immediate financial hardship, termination of employment or attainment of age 59 1/2. Employer matching contributions may be withdrawn after five years of plan participation.

At December 31, 1993, participants may elect to invest their employee contributions in Household International, Inc. Common Stock Fund (Fund A); Fixed Income Securities Fund (Fund B) which consists of two separate non-Vanguard guaranteed income contracts (Principal Mutual Life Insurance Company and Aetna Life Insurance Company) and an investment in the Vanguard Fixed Income Securities Fund; Vanguard Windsor II Fund (Fund C); Wellington Fund (Fund G); Quantitative Portfolios Fund (Fund H); Vanguard Extended Market Portfolio of Index Trust Fund (Fund I) and the Vanguard VMMR-Federal Portfolio Fund (Fund J). At December 31, 1993, participants electing total or partial investment in each of the seven funds available for investment were as follows:
Fund A, 8,253; Fund B, 5,379; Fund C, 3,655; Fund G, 2,352; Fund
H, 1,531; Fund I, 1,086 and Fund J, 535. Employer matching contributions are fully invested in Household International, Inc. common stock.

Three investment funds were established with respect to the shares of common stock of companies spun off on April 14, 1989 by
Household: Eljer Industries, Inc. (Fund D), Scotsman Industries, Inc. (Fund E), and Schwitzer, Inc. (Fund F). Funds D, E and F are not available for additional investment, and dividends, if any, are transferred to Fund A and used to purchase shares of Household stock. The Plan's Administrative and Investment Committee amended the Plan to liquidate Funds D, E and F by June 30, 1994. Participants may elect to transfer their investment in these stock funds to any investment option available under the Plan other than Funds D, E and F. Any remaining balances in these funds on July 1, 1994 will be transferred by the Trustee based on the participants' investment election for future contributions. Participants who are at least 59-1/2 can elect to withdraw all or part of their vested holdings in these three stock funds.

The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). The Vanguard Fiduciary Trust and the Vanguard Group of Investment Companies are the trustee and recordkeeper of the Plan. Household paid approximately $171,000 and $192,000 in 1993 and 1992, respectively, of the expenses related to the administration of the Plan. In addition, $149,000 and $117,000 in 1993 and 1992, respectively, was netted from the investment income allocable to plan participants to cover the administration of Funds A, B, D, E and F.

Although it has not expressed any intent to do so, Household reserves the right to amend, suspend or terminate the Plan at any time and to discontinue or modify its contributions at any time. In the event of Plan termination, participants would become 100 percent vested in their employer contribution accounts.

2. SIGNIFICANT ACCOUNTING POLICIES

The accounts of the Plan are maintained on the accrual basis of accounting. Guaranteed income contracts are carried at contract value (see note 3). Short-term investments are carried at cost which approximates market. All other investments are carried at fair value, determined by quoted market prices. Benefits are recorded in the financial statements when paid.

3. INVESTMENT CONTRACTS WITH INSURANCE COMPANIES

Guaranteed income contracts are carried at contract value which represents contributions made under the contracts, plus interest at contract rates, less withdrawals and administrative expenses.

4. BENEFITS PAYABLE

Benefits payable as of December 31, were as follows (in thousands):

   Fund                      1993        1992
   ----                    --------    --------
     A                     $2,090.5    $2,907.0
     B                      1,346.8     5,672.6
     C                        295.9       663.0
     D                          2.0         7.0
     E                          3.9        18.6
     F                          2.1         4.4
     G                        246.2        57.8
     H                        151.7        16.2
     I                         15.6         9.4
     J                         38.6        33.5
                           --------    --------
Total benefits payable     $4,193.3    $9,389.5
                           ========    ========

5. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The reconciliation of net assets and participants' equity per the financial statements to the Form 5500 at December 31 was as follows (in thousands):

                                                       1993
                                                    ----------
Net assets and participants'
  equity per the financial statements               $259,435.3

Less:  Participant withdrawals
       and distributions payable
       at December 31, 1993                            4,193.3
                                                    ----------

Net assets and participants'
  equity per the Form 5500                          $255,242.0
                                                    ==========

The reconciliation of participants' withdrawals and distributions per the financial statements to the Form 5500 for the year ended
December 31 was as follows (in thousands):

                                                       1993
                                                     ---------
Participant withdrawals and distributions
  per the financial statements                       $29,371.8

Plus:  Participant withdrawals and distributions
       payable at December 31, 1993                    4,193.3
                                                     ---------
Participant withdrawals and distributions per
  the Form 5500                                      $33,565.1
                                                     =========

Participants' withdrawals and distributions are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

6. FORFEITURES

Forfeitures, which reduce the amount of employer contributions, were $1,343,388, $897,327 and $977,344 in 1993, 1992 and 1991,
respectively.

7. TAX STATUS OF THE PLAN

The Plan operates as a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). Qualification of the Plan means that a participant will not be subject to federal income taxes on pre-tax contributions and employer matching contributions, or on earnings or appreciation on all account balances held in the Plan, until such amounts either are withdrawn by or distributed to the participant or are distributed to the participant's beneficiary in the event of the participant's death. Household has received a favorable determination letter dated June 3, 1991 from the Internal Revenue Service that the Plan is qualified under the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

8. HOUSEHOLD MANUFACTURING DIVESTITURE

On April 14, 1989, Household distributed publicly traded shares to its common shareholders in three manufacturing companies created from units which represented the majority of its manufacturing operations. On March 31, 1989, equity in the Plan attributable to participating employees of the three new manufacturing companies was transferred to three new separate plans.

The company sold most of the remaining manufacturing units in the third quarter of 1989. The remaining equity in the Plan relates to Albion participants with outstanding loan balances. These participants will be paid out when their outstanding loan balances are paid back to the Plan. All loan repayments are made into Funds A, B and C. The amounts not distributed at December 31, 1993 and 1992 are included as an accrued liability in the statements of net assets and participants' equity.

9. UNIT VALUE BY FUND

Participant accounts are maintained in units and valued daily by Vanguard. A fund's unit value is defined as the market value of investments, plus receivables, minus accrued liabilities, divided by the number of participant units outstanding. The December 31, 1993 and 1992 participant units outstanding, unit values and fund values follow (all amounts except unit value are stated in thousands):

                    1993                              1992
       -------------------------------   -------------------------------
       PARTICIPANT                       PARTICIPANT
          UNITS       UNIT        FUND      UNITS       UNIT        FUND
FUND   OUTSTANDING   VALUE       VALUE   OUTSTANDING   VALUE       VALUE
- - - ----   -----------  ------  ----------   -----------  ------  ----------
 A           691.2 $207.76  $143,601.8         598.7 $197.75  $118,395.0
 B        76,846.6    1.00    76,846.6      78,948.7    1.00    78,948.7
 C        22,790.0    1.00    22,790.0      19,795.3    1.00    19,795.3
 D             2.1   91.99       189.4           3.8  120.79       458.0
 E             2.8  202.85       576.4           4.1  133.25       547.1
 F             1.7  140.43       235.1           2.5  140.97       350.5
 G         7,174.1    1.00     7,174.1       5,499.3    1.00     5,499.3
 H         4,184.7    1.00     4,184.7       2,594.3    1.00     2,594.3
 I         2,657.7    1.00     2,657.7       1,557.6    1.00     1,557.6
 J         1,179.5    1.00     1,179.5         706.6    1.00       706.6
         ---------  ------  ----------     ---------  ------  ----------
Total    115,530.4          $259,435.3     109,710.9          $228,852.4
         =========          ==========     =========          ==========

10. ALLOCATION OF NET ASSETS AND PARTICIPANTS' EQUITY

The allocation of Net Assets and Participants' Equity by fund at December 31, 1993 and 1992 follows:

                             Non-Participant Participant
In thousands.                    Directed      Directed                  Participant Directed
- - - ------------                 --------------- -----------      ------------------------------------------
DECEMBER 31, 1993                         FUND A              FUND B      FUND C      FUND D      FUND E
- - - --------------------------------------------------------------------------------------------------------
ASSETS
Investments:
 Corporate stocks:
  Household International, Inc.
    common stock                   $91,041.6   $46,141.2
  Scotsman Industries, Inc.
    common stock                                                                                  $586.0
  Eljer Industries, Inc.
    common stock                                                                      $208.8
  Schwitzer, Inc. common stock
- - - --------------------------------------------------------------------------------------------------------
 Total corporate stocks             91,041.6    46,141.2                               208.8       586.0
- - - --------------------------------------------------------------------------------------------------------
 Guaranteed income contracts:
   Vanguard Fixed Income Fund                              $33,018.6
   Principal Mutual Life Insurance                          18,484.3
   Aetna Life Insurance                                     17,007.7
- - - --------------------------------------------------------------------------------------------------------
 Total guaranteed income contracts                          68,510.6
- - - --------------------------------------------------------------------------------------------------------
 Mutual funds:
   Vanguard Windsor II Fund                                            $20,358.3
   Vanguard Wellington Fund
   Vanguard Quantitative Portfolios
   Vanguard Extended Market
     Portfolio of Index Trust
   Vanguard VMMR-Federal Portfolio
- - - --------------------------------------------------------------------------------------------------------
 Total mutual funds                                                     20,358.3
- - - --------------------------------------------------------------------------------------------------------
Total investments                   91,041.6    46,141.2    68,510.6    20,358.3       208.8       586.0
- - - --------------------------------------------------------------------------------------------------------
Receivables:
 Loans to participants                           5,105.3     7,879.7     2,157.1
 Contributions                       1,059.4       374.4       495.8       258.9
 Accrued dividends and interest         14.8        18.8        40.4        15.7
- - - --------------------------------------------------------------------------------------------------------
Total receivables                    1,074.2     5,498.5     8,415.9     2,431.7
- - - --------------------------------------------------------------------------------------------------------
Total assets                        92,115.8    51,639.7    76,926.5    22,790.0       208.8       586.0
- - - --------------------------------------------------------------------------------------------------------
LIABILITY -
Manufacturing participants' equity     101.4        52.3        79.9                    19.4         9.6
- - - --------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY                            $92,014.4   $51,587.4   $76,846.6   $22,790.0      $189.4      $576.4
========================================================================================================
/TABLE
    ---------------------------------------------------------------

In thousands.                                         Participant Directed
- - - ------------                      ----------------------------------------------------------
DECEMBER 31, 1993                     FUND F      FUND G      FUND H      FUND I      FUND J       TOTAL
- - - --------------------------------------------------------------------------------------------------------
ASSETS
Investments:
 Corporate stocks:
  Household International, Inc.
    common stock                                                                              $137,182.8
  Scotsman Industries, Inc.
    common stock                                                                                   586.0
  Eljer Industries, Inc.
    common stock                                                                                   208.8
  Schwitzer, Inc. common stock        $241.8                                                       241.8
- - - --------------------------------------------------------------------------------------------------------
 Total corporate stocks                241.8                                                   138,219.4
- - - --------------------------------------------------------------------------------------------------------
 Guaranteed income contracts:
   Vanguard Fixed Income Fund                                                                   33,018.6
   Principal Mutual Life Insurance                                                              18,484.3
   Aetna Life Insurance                                                                         17,007.7
- - - --------------------------------------------------------------------------------------------------------
 Total guaranteed income contracts                                                              68,510.6
- - - --------------------------------------------------------------------------------------------------------
 Mutual funds:
   Vanguard Windsor II Fund                                                                     20,358.3
   Vanguard Wellington Fund                     $6,696.9                                         6,696.9
   Vanguard Quantitative Portfolios                         $3,895.6                             3,895.6
   Vanguard Extended Market
     Portfolio of Index Trust                                           $2,506.8                 2,506.8
   Vanguard VMMR-Federal Portfolio                                                  $1,082.2     1,082.2
- - - --------------------------------------------------------------------------------------------------------
 Total mutual funds                              6,696.9     3,895.6     2,506.8     1,082.2    34,539.8
- - - --------------------------------------------------------------------------------------------------------
Total investments                      241.8     6,696.9     3,895.6     2,506.8     1,082.2   241,269.8
- - - --------------------------------------------------------------------------------------------------------
Receivables:
 Loans to participants                             334.0       189.2        82.2        69.4    15,816.9
 Contributions                                     138.3        97.4        67.1        27.5     2,518.8
 Accrued dividends and interest                      4.9         2.5         1.6          .4        99.1
- - - --------------------------------------------------------------------------------------------------------
Total receivables                                  477.2       289.1       150.9        97.3    18,434.8
- - - --------------------------------------------------------------------------------------------------------
Total assets                           241.8     7,174.1     4,184.7     2,657.7     1,179.5   259,704.6
- - - --------------------------------------------------------------------------------------------------------
LIABILITY
Manufacturing participants' equity       6.7                                                       269.3
- - - --------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY                               $235.1    $7,174.1    $4,184.7    $2,657.7    $1,179.5  $259,435.3
========================================================================================================

    ---------------------------------------------------------------

                             Non-Participant Participant
In thousands.                   Directed       Directed                  Participant Directed
- - - ------------                 --------------- -----------      ------------------------------------------
DECEMBER 31, 1992                         FUND A              FUND B      FUND C      FUND D      FUND E
- - - --------------------------------------------------------------------------------------------------------
ASSETS
Investments:
 Corporate stocks:
  Household International, Inc.
    common stock                   $78,633.1   $34,547.4
  Scotsman Industries, Inc.
    common stock                                                                                  $556.7
  Eljer Industries, Inc.
    common stock                                                                      $477.4
  Schwitzer, Inc. common stock
- - - --------------------------------------------------------------------------------------------------------
 Total corporate stocks             78,633.1    34,547.4                               477.4       556.7
- - - --------------------------------------------------------------------------------------------------------
 Guaranteed income contracts:
   Vanguard Fixed Income Fund                              $30,866.7
   Principal Mutual Life Insurance                          16,877.0
   Aetna Life Insurance                                     15,559.2
   Pacific Mutual Capital Advisors                           8,489.8
- - - --------------------------------------------------------------------------------------------------------
 Total guaranteed income contracts                          71,792.7
- - - --------------------------------------------------------------------------------------------------------
 Mutual funds:
   Vanguard Windsor II Fund                                            $17,954.2
   Vanguard Wellington Fund
   Vanguard Quantitative Portfolios
   Vanguard Extended Market
     Portfolio of Index Trust
   Vanguard VMMR-Federal Portfolio
- - - --------------------------------------------------------------------------------------------------------
 Total mutual funds                                                     17,954.2
- - - --------------------------------------------------------------------------------------------------------
Total investments                   78,633.1    34,547.4    71,792.7    17,954.2       477.4       556.7
- - - --------------------------------------------------------------------------------------------------------
Receivables:
 Loans to participants                           4,124.9     6,639.3     1,588.9
 Contributions                         968.2       285.2       572.9       237.7
 Accrued dividends and interest          8.5        19.9        51.8        14.5
- - - --------------------------------------------------------------------------------------------------------
Total receivables                      976.7     4,430.0     7,264.0     1,841.1
- - - --------------------------------------------------------------------------------------------------------
Total assets                        79,609.8    38,977.4    79,056.7    19,795.3       477.4       556.7
- - - --------------------------------------------------------------------------------------------------------
LIABILITY -
Manufacturing participants' equity     140.3        51.9       108.0                    19.4         9.6
- - - --------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY                            $79,469.5   $38,925.5   $78,948.7   $19,795.3      $458.0      $547.1
========================================================================================================
/TABLE
    ---------------------------------------------------------------

In thousands.                                         Participant Directed
- - - ------------                      ----------------------------------------------------------
DECEMBER 31, 1992                     FUND F      FUND G      FUND H      FUND I      FUND J       TOTAL
- - - --------------------------------------------------------------------------------------------------------
ASSETS
Investments:
 Corporate stocks:
  Household International, Inc.
    common stock                                                                              $113,180.5
  Scotsman Industries, Inc.
    common stock                                                                                   556.7
  Eljer Industries, Inc.
    common stock                                                                                   477.4
  Schwitzer, Inc. common stock        $357.2                                                       357.2
- - - --------------------------------------------------------------------------------------------------------
 Total corporate stocks                357.2                                                   114,571.8
- - - --------------------------------------------------------------------------------------------------------
 Guaranteed income contracts:
   Vanguard Fixed Income Fund                                                                   30,866.7
   Principal Mutual Life Insurance                                                              16,877.0
   Aetna Life Insurance                                                                         15,559.2
   Pacific Mutual Capital Advisors                                                               8,489.8
- - - --------------------------------------------------------------------------------------------------------
 Total guaranteed income contracts                                                              71,792.7
- - - --------------------------------------------------------------------------------------------------------
 Mutual funds:
   Vanguard Windsor II Fund                                                                     17,954.2
   Vanguard Wellington Fund                     $5,248.4                                         5,248.4
   Vanguard Quantitative Portfolios                          2,488.2                             2,488.2
   Vanguard Extended Market
     Portfolio of Index Trust                                           $1,498.4                 1,498.4
   Vanguard VMMR-Federal Portfolio                                                    $665.2       665.2
- - - --------------------------------------------------------------------------------------------------------
 Total mutual funds                              5,248.4     2,488.2     1,498.4       665.2    27,854.4
- - - --------------------------------------------------------------------------------------------------------
Total investments                      357.2     5,248.4     2,488.2     1,498.4       665.2   214,218.9
- - - --------------------------------------------------------------------------------------------------------
Receivables:
 Loans to participants                             137.4        30.9         7.4         6.5    12,535.3
 Contributions                                     110.7        73.8        51.0        34.4     2,333.9
 Accrued dividends and interest                      2.8         1.4          .8          .5       100.2
- - - --------------------------------------------------------------------------------------------------------
Total receivables                                  250.9       106.1        59.2        41.4    14,969.4
- - - --------------------------------------------------------------------------------------------------------
Total assets                           357.2     5,499.3     2,594.3     1,557.6       706.6   229,188.3
- - - --------------------------------------------------------------------------------------------------------
LIABILITY
Manufacturing participants' equity       6.7                                                       335.9
- - - --------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY                               $350.5    $5,499.3    $2,594.3    $1,557.6      $706.6  $228,852.4
========================================================================================================
/TABLE

11. ALLOCATION OF CHANGES IN NET ASSETS AND PARTICIPANTS' EQUITY

The allocation of changes in Net Assets and Participants' Equity at December 31, 1993, 1992, and 1991
follows:

                                  Non-Participant Participant
In thousands.                        Directed       Directed              Participant Directed
- - - ------------                      --------------- -----------  ------------------------------------------
YEAR ENDED DECEMBER 31, 1993                 FUND A               FUND B     FUND C     FUND D     FUND E
- - - ----------------------------      ---------------------------  ---------  ---------  ---------  ---------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                       $14,480.0
 Employee                                           $ 4,548.3  $ 7,164.7  $ 3,448.1
Interest income from investments              25.8       32.9    5,442.3
Interest income from loans                              393.7      574.9      208.3
Dividend income from Household
 International, Inc. common stock          2,966.5    1,528.2
Other dividend income                                                       1,156.1
Net realized gains/(losses)
 on investments                            1,470.4    1,871.3                 390.5    ($ 26.9)    $ 46.6
Net change in unrealized appreciation/
 (depreciation) of investments             3,084.7    3,926.0                 948.6      (77.0)     194.3
- - - ---------------------------------------------------------------------------------------------------------
Total additions to net assets             22,027.4   12,300.4   13,181.9    6,151.6     (103.9)     240.9
- - - ---------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                             9,482.5    2,994.5   12,280.9    2,384.0       50.0       71.5
- - - ---------------------------------------------------------------------------------------------------------
Increase/(decrease) in net assets         12,544.9    9,305.9      901.0    3,767.6     (153.9)     169.4
- - - ---------------------------------------------------------------------------------------------------------
Interfund transfers                                   3,356.0   (3,003.1)    (772.9)    (114.7)    (140.1)
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR              79,469.5   38,925.5   78,948.7   19,795.3      458.0      547.1
- - - ---------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                   $92,014.4  $51,587.4  $76,846.6  $22,790.0     $189.4     $576.4
=========================================================================================================
In thousands.                                          Participant Directed
- - - ------------                             -----------------------------------------------------
YEAR ENDED DECEMBER 31, 1993                FUND F     FUND G     FUND H     FUND I     FUND J       TOTAL
- - - ----------------------------             ---------  ---------  ---------  ---------  ---------  ----------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                                                                              $ 14,480.0
 Employee                                            $1,939.9   $1,307.3   $  983.5   $  354.6    19,746.4
Interest income from investments                                                          26.4     5,527.4
Interest income from loans                               46.8       28.0       16.0        8.8     1,276.5
Dividend income from Household
 International, Inc. common stock                                                                  4,494.7
Other dividend income                                   407.9      436.1       37.9                2,038.0
Net realized gains/(losses)
 on investments                             $  9.5      161.2       86.9       36.3                4,045.8
Net change in unrealized appreciation
 (depreciation) of investments                (5.5)     227.8     (108.5)     155.5                8,345.9
- - - ----------------------------------------------------------------------------------------------------------
Total additions to net assets                  4.0    2,783.6    1,749.8    1,229.2      389.8    59,954.7
- - - ----------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                                39.8    1,135.3      435.1      290.8      207.4    29,371.8
- - - ----------------------------------------------------------------------------------------------------------
Increase/(decrease) in net assets            (35.8)   1,648.3    1,314.7      938.4      182.4    30,582.9
- - - ----------------------------------------------------------------------------------------------------------
Interfund transfers                          (79.6)      26.5      275.7      161.7      290.5
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR                 350.5    5,499.3    2,594.3    1,557.6      706.6   228,852.4
- - - ----------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                      $235.1   $7,174.1   $4,184.7   $2,657.7   $1,179.5  $259,435.3
==========================================================================================================
/TABLE
    --------------------------------------------------------------------------

                                  Non-Participant Participant
In thousands.                        Directed       Directed             Participant Directed
- - - ------------                      --------------- ----------- -------------------------------------------
YEAR ENDED DECEMBER 31, 1992                FUND A                FUND B     FUND C     FUND D     FUND E
- - - ----------------------------      ---------------------------  ---------  ---------  ---------  ---------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                       $13,564.2
 Employee                                           $ 3,837.4  $ 7,984.9  $ 3,122.4
Interest income from investments              14.1       33.0    5,589.3
Interest income from loans                              340.3      592.0      162.7
Dividend income from Household
 International, Inc. common stock          2,603.8    1,464.6
Other dividend income                                                         788.6
Net realized gains/(losses)
 on investments                              142.7      332.9                 103.9     $ 34.9     $ 11.7
Net change in unrealized appreciation/
 (depreciation) of investments             4,643.2   10,834.1         .4      930.9      131.2       71.8
- - - ---------------------------------------------------------------------------------------------------------
Total additions to net assets             20,968.0   16,842.3   14,166.6    5,108.5      166.1       83.5
- - - ---------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                             6,890.6    3,393.8    9,667.3    1,491.3       67.4       64.4
- - - ---------------------------------------------------------------------------------------------------------
Increase/(decrease) in net assets         14,077.4   13,448.5    4,499.3    3,617.2       98.7       19.1
- - - ---------------------------------------------------------------------------------------------------------
Interfund transfers                                  (4,521.2)   1,972.6      614.6      (54.1)     (51.8)
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR              65,392.1   29,998.2   72,476.8   15,563.5      413.4      579.8
- - - ---------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                   $79,469.5  $38,925.5  $78,948.7  $19,795.3     $458.0     $547.1
=========================================================================================================
In thousands.                                             Participant Directed
- - - ------------                             -----------------------------------------------------
YEAR ENDED DECEMBER 31, 1992                FUND F     FUND G     FUND H     FUND I     FUND J       TOTAL
- - - ----------------------------             ---------  ---------  ---------  ---------  ---------  ----------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                                                                              $ 13,564.2
 Employee                                            $1,311.3   $  966.5   $  525.9     $265.4    18,013.8
Interest income from investments                                                          15.4     5,651.8
Interest income from loans                               33.5       20.3       13.7        4.3     1,166.8
Dividend income from Household
 International, Inc. common stock                                                                  4,068.4
Other dividend income                                   258.6      154.0       22.2                1,223.4
Net realized gains/(losses)
 on investments                             $ 13.9        6.5       (3.8)      (7.7)                 635.0
Net change in unrealized appreciation/
 (depreciation) of investments               (22.4)      83.1        6.6      103.1               16,782.0
- - - ----------------------------------------------------------------------------------------------------------
Total additions to net assets                 (8.5)   1,693.0    1,143.6      657.2      285.1    61,105.4
- - - ----------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                                50.8      376.5      202.8       78.8       25.6    22,309.3
- - - ----------------------------------------------------------------------------------------------------------
Increase/(decrease) in net assets            (59.3)   1,316.5      940.8      578.4      259.5    38,796.1
- - - ----------------------------------------------------------------------------------------------------------
Interfund transfers                          (58.3)     863.2      391.7      396.2      447.1
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR                 468.1    3,319.6    1,261.8      583.0              190,056.3
- - - ----------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                      $350.5   $5,499.3   $2,594.3   $1,557.6     $706.6  $228,852.4
==========================================================================================================
/TABLE
    --------------------------------------------------------------------------

                                  Non-Participant Participant
In thousands.                        Directed       Directed             Participant Directed
- - - ------------                      --------------- ----------- -------------------------------------------
YEAR ENDED DECEMBER 31, 1991                FUND A                FUND B     FUND C     FUND D     FUND E
- - - ----------------------------      ---------------------------  ---------  ---------  ---------  ---------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                       $11,635.3
 Employee                                           $ 3,633.9  $ 8,044.2  $ 2,645.7     $   .5     $   .3
Interest income from investments                                 4,714.0
Interest income from loans                              364.2      547.7      138.5
Dividend income from Household
 International, Inc. common stock          2,506.4    1,409.8
Other dividend income                          6.9        3.9                 886.3
Net realized gains on investments          3,159.9    7,373.0                 357.6      399.0       79.2
Net change in unrealized appreciation/
 (depreciation) of investments             7,503.9   17,509.1               1,585.0      (54.0)      90.3
- - - ---------------------------------------------------------------------------------------------------------
Total additions to net assets             24,812.4   30,293.9   13,305.9    5,613.1      345.5      169.8
- - - ---------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                             5,901.6    4,637.0    7,122.6    1,609.1      246.3      154.5
- - - ---------------------------------------------------------------------------------------------------------
Increase in net assets                    18,910.8   25,656.9    6,183.3    4,004.0       99.2       15.3
- - - ---------------------------------------------------------------------------------------------------------
Interfund transfers                                 (15,579.2)  12,901.8    1,049.7     (984.8)    (687.3)
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR              46,481.3   19,920.5   53,391.7   10,509.8    1,299.0    1,251.8
- - - ---------------------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                   $65,392.1  $29,998.2  $72,476.8  $15,563.5   $  413.4   $  579.8
=========================================================================================================
In thousands.                                       Participant Directed
- - - ------------                             ------------------------------------------
YEAR ENDED DECEMBER 31, 1991                FUND F     FUND G     FUND H     FUND I       TOTAL
- - - ----------------------------             ---------  ---------  ---------  ---------  ----------
ADDITIONS TO NET ASSETS
Contributions:
 Employer matching                                                                   $ 11,635.3
 Employee                                   $   .3   $  580.9   $  518.1   $  188.5    15,612.4
Interest income from investments                                                        4,714.0
Interest income from loans                                                              1,050.4
Dividend income from Household
 International, Inc. common stock                                                       3,916.2
Other dividend income                                   145.7       59.8       14.9     1,117.5
Net realized gains on investments            181.2       38.3        4.2         .8    11,593.2
Net change in unrealized appreciation/
 (depreciation) of investments               163.7      137.0       73.6       55.6    27,064.2
- - - -----------------------------------------------------------------------------------------------
Total additions to net assets                345.2      901.9      655.7      259.8    76,703.2
- - - -----------------------------------------------------------------------------------------------
DEDUCTIONS FROM NET ASSETS
Participant withdrawals and
 distributions                               128.9      437.9       17.7       11.7    20,267.3
- - - -----------------------------------------------------------------------------------------------
Increase in net assets                       216.3      464.0      638.0      248.1    56,435.9
- - - -----------------------------------------------------------------------------------------------
Interfund transfers                         (514.5)   2,855.6      623.8      334.9
NET ASSETS AND PARTICIPANTS'
 EQUITY AT BEGINNING OF YEAR                 766.3                                    133,620.4
- - - -----------------------------------------------------------------------------------------------
NET ASSETS AND PARTICIPANTS'
 EQUITY AT END OF YEAR                      $468.1   $3,319.6   $1,261.8     $583.0  $190,056.3
===============================================================================================
/TABLE

HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN     SCHEDULE I
- - - -----------------------------------------------------
ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           AS OF DECEMBER 31, 1993

In thousands.

IDENTITY OF ISSUER,
BORROWER, LESSOR, OR         DESCRIPTION                                     MARKET
SIMILAR PARTY                OF INVESTMENT                       COST         VALUE
- - - -----------------------------------------------------------------------------------
Household International
Inc.*, **                    Common Stock                  $ 97,907.1    $137,182.8

The Vanguard Group of
Investment Companies**       Fixed Income Fund               33,018.6      33,018.6

The Vanguard Group of
Investment Companies**       Windsor II Fund                 17,648.5      20,358.3

Principal Mutual Life
Insurance**                  Guaranteed Income Contract      18,484.3      18,484.3

Aetna Life Insurance**       Guaranteed Income Contract      17,007.7      17,007.7

The Vanguard Group of
Investment Companies         Wellington Fund                  6,350.0       6,696.9

The Vanguard Group of
Investment Companies         Quantitative Portfolios          3,966.9       3,895.6

The Vanguard Group of        Extended Market Portfolio
Investment Companies           of Index Trust                 2,265.5       2,506.8

The Vanguard Group of
Investment Companies         VMMR - Federal Portfolio         1,082.2       1,082.2

Scotsman Industries, Inc.    Common Stock                       290.5         586.0

Schwitzer, Inc.              Common Stock                       293.3         241.8

Eljer Industries, Inc.       Common Stock                       514.9         208.8
                                                           ----------    ----------
TOTAL INVESTMENTS                                          $198,829.5    $241,269.8
                                                           ==========    ==========

 *Party-in-Interest
**Exceeds 5% of plan assets
       18                           SCHEDULE I (continued)
HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN
- - - -----------------------------------------------------
ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           AS OF DECEMBER 31, 1992

In thousands.

IDENTITY OF ISSUER,
BORROWER, LESSOR, OR         DESCRIPTION                                     MARKET
SIMILAR PARTY                OF INVESTMENT                       COST         VALUE
- - - -----------------------------------------------------------------------------------
Household International
Inc.*, **                    Common Stock                  $ 74,762.7    $113,180.5

The Vanguard Group of
Investment Companies**       Fixed Income Fund               30,866.7      30,866.7

Principal Mutual Life
Insurance**                  Guaranteed Income Contract      16,877.0      16,877.0

Aetna Life Insurance**       Guaranteed Income Contract      15,559.2      15,559.2

The Vanguard Group of
Investment Companies**       Windsor II Fund                 15,732.7      17,954.2

Pacific Mutual Capital
Advisors**                   Guaranteed Income Contract       8,489.8       8,489.8

The Vanguard Group of
Investment Companies         VMMR - Federal Portfolio           665.2         665.2

The Vanguard Group of
Investment Companies         Wellington Fund                  5,059.3       5,248.4

The Vanguard Group of
Investment Companies         Quantitative Portfolios          2,427.7       2,488.2

Scotsman Industries, Inc.    Common Stock                       410.5         556.7

The Vanguard Group of        Extended Market Portfolio
Investment Companies           of Index Trust                 1,351.2       1,498.4

Schwitzer, Inc.              Common Stock                       421.9         357.2

Eljer Industries, Inc.       Common Stock                       815.6         477.4
                                                           ----------    ----------
TOTAL INVESTMENTS                                          $173,439.5    $214,218.9
                                                           ==========    ==========

 *Party-in-Interest
**Exceeds 5% of plan assets

HOUSEHOLD INTERNATIONAL TAX REDUCTION INVESTMENT PLAN               Schedule II
- - - -----------------------------------------------------

ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1993

In thousands.
- - - ------------------------------------------------------------------------------------------------------------
            a.                         b.                 c.          d.         g.          h.           i.
                                                                                            MARKET
                                                                                             VALUE
                                                                                         OF ASSETS
                                                                                        AT DATE OF
                                DESCRIPTION           PURCHASE     SELLING     COST OF    PURCHASE       NET
IDENTITY OF PARTY INVOLVED      OF ASSET                 PRICE       PRICE       ASSET     OR SALE      GAIN
- - - ------------------------------------------------------------------------------------------------------------
Household International, Inc.   Common Stock,
                                $40,737.4 increase   $40,737.4               $40,737.4   $40,737.4         -
                                $26,829.3 decrease               $26,829.3    23,487.6    26,829.3  $3,341.7

The Vanguard Group of           Fixed Income Fund
Investment Companies            $23,211.4 increase    23,211.4                23,211.4    23,211.4         -
                                $26,480.6 decrease                26,480.6    26,480.6    26,480.6         -

The Vanguard Group of           Windsor II
Investment Companies            $8,798.4 increase      8,798.4                 8,798.4     8,798.4         -
                                $7,733.4 decrease                  7,733.4     7,342.9     7,733.4     390.5

============================================================================================================

Notes:
- - - -----
A. For purposes of this schedule, a reportable transaction is a transaction or series of transactions of the same issue or with the same person which, in the aggregate, involve an amount in excess of 5% of the market value of Plan assets at the beginning of the year.
B. Disclosures of "LEASE RENTAL" as required by column e. and "EXPENSES INCURRED WITH TRANSACTIONS" as required by column
    f. have been omitted as the answer thereto would be "None".
C. During the year the Fixed Income Fund included contracts with the following companies: Principal Mutual Life Insurance, Aetna Life Insurance, Pacific Mutual Capital Advisors and
    The Vanguard Group of Investment Companies.